As of January 1, 1996

                      ACCOUNTING & LEGAL SERVICES AGREEMENT


John Hancock Advisers, Inc.
101 Huntington Avenue
Boston, Massachusetts  02199

Dear Sir:

The John Hancock Funds listed on Schedule A (the "Funds") have selected John Hancock Advisers, Inc. (the "Administrator") to provide certain accounting and legal services for the Funds, as more fully set forth below, and you are willing to provide such services under the terms and conditions hereinafter set forth. Accordingly, the Funds agree with you as follows:

1. Services. Subject to the general supervision of the Board of Trustees/Directors of the Funds, you will provide certain tax, accounting and legal services (the "Services") to the Funds. You will, to the extent such services are not required to be performed by you pursuant to an investment advisory agreement, provide:

      (A) such tax, accounting, recordkeeping and financial management services and functions as are reasonably necessary for the operation of each Fund. Such services shall include, but shall not be limited to, supervision, review and/or preparation and maintenance of the following books, records and other documents: (1) journals containing daily itemized records of all purchases and sales, and receipts and deliveries of securities and all receipts and disbursements of cash and all other debits and credits, in the form required by Rule
          31a-1(b) (1) under the Act; (2) general and auxiliary ledgers reflecting all asset, liability, reserve, capital, income and expense accounts, in the form required by Rules 31a-1(b) (2) (i)-(iii) under the Act; (3) a securities record or ledger reflecting separately for each portfolio security as of trade date all "long" and "short" positions carried by each Fund for the account of the Funds, if any, and showing the location of all securities long and the off-setting position to all securities short, in the form required by Rule 31a-1(b) (3) under the Act; (4) a record of all portfolio purchases or sales, in the form required by Rule 31a-1(b) (6) under the Act; (5) a record of all puts, calls, spreads, straddles and all other options, if any, in which any Fund has any direct or indirect interest or which the Funds have granted or guaranteed, in the form required by Rule 31a-1(b) (7) under the Act; (6) a record of the proof of money balances in all ledger accounts maintained pursuant to this Agreement, in the form required by Rule 31a-1(b) (8) under the Act; (7) price make-up sheets and such records as are necessary to reflect the determination of each Funds' net asset value; and (8) arrange for, or participate in (a) the preparation for the Fund of all required tax returns, (b) the preparation and submission of reports to existing shareholders and (c) the preparation of financial data or reports required by the Securities and Exchange Commission and other regulatory authorities;



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     (B)  certain  legal  services  as are  reasonably  necessary  for  the operation of each Funds. Such services shall include, but shall not be limited to; (1) maintenance of each Fund's registration statement and federal and state registrations; (2) preparation of certain notices and proxy materials furnished to shareholders of the Funds; (3) preparation of periodic reports of each Fund to regulatory authorities, including Form N-SAR and Rule 24f-2 legal opinions; (4) preparation of materials in connection with meetings of the Board of Trustees/Directors of the Funds; (5) preparation of written contracts, distribution plans, compliance procedures, corporate and trust documents and other legal documents; (6) research advice and consultation about certain legal, regulatory and compliance issues,
          (7) supervision, coordination and evaluation of certain services provided by outside counsel.

     (C) provide the Funds with staff and personnel to perform such accounting, bookkeeping and legal services as are reasonably necessary to effectively service the Fund. Without limiting the generality of the foregoing, such staff and personnel shall be deemed to include officers of the Administrator, and persons employed or otherwise retained by the Administrator to provide or assist in providing of the services to the Fund.

      (D) maintain all books and records relating to the foregoing services;
          and

     (E) provide the Funds with all office facilities to perform tax, accounting and legal services under this Agreement.

2. Compensation of the Administrator The Funds shall reimburse the Administrator for: (1) a portion of the compensation, including all benefits, of officers and employees of the Administrator based upon the amount of time that such persons actually spend in providing or assisting in providing the Services to the Funds (including necessary supervision and review); and (2) such other direct and indirect expenses, including, but not limited to, those listed in paragraph (1) above, incurred on behalf of the Fund that are associated with the providing of the Services and (3) 10% of the reimbursement amount. In no event, however, shall such reimbursement exceed levels that are fair and reasonable in light of the usual and customary charges made by others for services of the same nature and quality. Compensation under this Agreement shall be calculated and paid monthly in a arrears.

3. No Partnership or Joint Venture. The Funds and you are not partners of or joint ventures with each other and nothing herein shall be construed so as to make you such partners or joint venturers or impose any liability as such on any of you.

4. Limitation of Liability of the Administrator. You shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Funds in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on your part in the performance of your duties or from reckless disregard by you of your obligations and duties under this Agreement. Any person, even though also employed by you, who may be or become an employee of and paid by the Funds shall be deemed, when acting within the scope of his or her employment by the Funds, to be acting in such employment solely for the Funds and not as your employee or agent.


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5.   Duration and Termination of this Agreement. This Agreement shall remain in force until the second anniversary of the date upon which this Agreement was executed by the parties hereto, and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by a majority of the Trustees/Directors. This Agreement may, on 60 days' written notice, be terminated at any time without the payment of any penalty by the Funds by vote of a majority of the Trustees/Directors, or by you. This Agreement shall automatically terminate in the event of its assignment.

6. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver or termination is sought.

7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts without regard to the choice of law provisions thereof.

8.   Miscellaneous.   The  captions  in  this  Agreement  are  included  for
     convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A copy of the Declaration of Trust of each Fund organized as Massachusetts business trusts is on file with the Secretary of State of the Commonwealth of Massachusetts. The obligations of each such Fund are not personally binding upon, nor shall resort be had to the private property of, any of the Trustees, shareholders, officers, employees or agents of the Fund, but only the Fund's property shall be bound.

                                            Yours very truly,

                                            JOHN HANCOCK FUNDS (See Schedule A)

                                            By: /s/James B. Little
                                                --------------------------------
                                                Senior Vice President

The foregoing contract is
hereby agreed to as of the
date hereof.

JOHN HANCOCK ADVISERS, INC.

By:  /s/Anne C. Hodsdon
     ----------------------------
                  President



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                      ACCOUNTING & LEGAL SERVICES AGREEMENT
                      -------------------------------------

                                   SCHEDULE A
                                   ----------

as of November 29, 2002
-----------------------

John Hancock Capital Series
 - John Hancock Core Equity Fund
 - John Hancock U.S. Global Leaders Growth Fund
John Hancock Income Securities Trust
John Hancock Investors Trust
John Hancock Sovereign Bond Fund
 - John Hancock Bond Fund
John Hancock Strategic Series
 - John Hancock Strategic Income Fund
 - John Hancock High Income Fund
John Hancock Tax-Exempt Series Fund
 - John Hancock Massachusetts Tax-Free Income Fund
 - John Hancock New York Tax-Free Income Fund
John Hancock World Fund
- John Hancock Pacific Basin Equities Fund
- John Hancock Health Sciences Fund
- John Hancock European Equity Fund
- John Hancock Biotechnology Fund
- John Hancock Communications Fund
- John Hancock Consumer Industries Fund
- John Hancock International Small Cap Growth Fund
John Hancock Series Trust
- John Hancock Small Cap Growth Fund
- John Hancock Multi Cap Growth Fund
- John Hancock 500 Index Fund
- John Hancock Real Estate Fund
- John Hancock Focused Equity Fund
John Hancock Institutional Series Trust
 - John Hancock Dividend Performers Fund
 - John Hancock Focused Small Cap Growth Fund
 - John Hancock Independence Diversified Core Equity Fund II
John Hancock Declaration Trust
 - John Hancock V.A. Financial Industries Fund
 - John Hancock V.A. Relative Value Fund
 - John Hancock V.A. Sovereign Investors Fund
 - John Hancock V.A. Strategic Income Fund
 - John Hancock V.A. Technology Fund
John Hancock Bond Trust
 - John Hancock Government Income Fund
 - John Hancock High Yield Bond Fund
 - John Hancock Investment Grade Bond Fund


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John Hancock California Tax-Free Income Fund
John Hancock Current Interest
 - John Hancock Money Market Fund
 - John Hancock U.S. Government Cash Reserve
John Hancock Investment Trust
- John Hancock Large Cap Equity Fund
- John Hancock Sovereign Investors Fund
- John Hancock Balanced Fund
- John Hancock Fundamental Value Fund
- John Hancock Strategic Growth Fund
John Hancock Tax-Free Bond Trust
 - John Hancock Tax-Free Bond Fund
 - John Hancock High Yield Municipal Bond Fund
John Hancock Investment Trust II
 - John Hancock Financial Industries Fund
 - John Hancock Regional Bank Fund
 - John Hancock Small Cap Equity Fund
John Hancock Investment Trust III
 - John Hancock Global Fund
 - John Hancock Large Cap Growth Fund
 - John Hancock International Fund
 - John Hancock Mid Cap Growth Fund
 - John Hancock U.S. Global Leaders Fund
John Hancock Equity Trust
 - John Hancock Growth Trends Fund
 - John Hancock Large Cap Spectrum Fund
John Hancock Preferred Income Fund
John Hancock Preferred Income Fund II



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